SECURITIES AND EXCHANGE COMMISSION
			     Washington, D.C. 20549

				    FORM 8-K

				 CURRENT REPORT

		    FILED PURSUANT TO SECTION 13 OR 15(d) OF
		       THE SECURITIES EXCHANGE ACT OF 1934

		       DATE OF REPORT:  September 15, 1995


			 COMMISSION FILE NUMBER 0-14703


				NBT BANCORP INC.
	     (Exact Name of Registrant as Specified in its Charter)

		DELAWARE                        16-1268674
	(State of Incorporation)     (I.R.S. Employer Identification No.)

		  52 SOUTH BROAD STREET NORWICH, NEW YORK 13815
	       (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (607)-337-6000

				       N/A
	  (Former Name or Former Address, If changed since last Report)





There are no exhibits to this Form 8-K.

This report includes a total of 3 pages.
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
Item 5 -- Other Events

On September 15, 1995, NBT BANCORP INC. issued the following press release describing changes in its executive management and that of its wholly owned subsidiary, NBT Bank, National Association.

NBT Bancorp Inc.
52 South Broad Street
Norwich, NY  13815

Daryl R. Forsythe
President & Chief Executive Officer
607/337-6416

September 15, 1995

FOR IMMEDIATE RELEASE:

FORSYTHE ANNOUNCES MANAGEMENT CHANGES AT NBT BANK

Daryl R. Forsythe, President and Chief Executive Officer of NBT Bank, NA has announced a new management structure for the Bank, effective immediately. The new structure is a result of the departure of Richard
I. Linhart (Executive Vice President and Chief Financial Officer), and Frederick H. Weismann (Executive Vice President and Chief Banking and Credit Officer), who are leaving the Bank to pursue other interests.

Martin A. Dietrich, Senior Vice President, has been promoted to Chief Credit Officer for the Bank. Dietrich, a resident of McDonough, NY, has 11 years of banking experience with NBT Bank, most recently serving as Market Manager for the Southern Tier region. A graduate of Colgate University, he spent three years as General Manager of Leonard Bus Sales, Inc.

Reporting to Dietrich will be John Bradley, Senior Vice President. Bradley, a native of Utica, NY, has been promoted to Senior Lender and will be responsible for the Commercial Lending Department of the Bank. Bradley has been in banking since 1964, joining NBT in 1993 after 29 years with Fleet Bank.

Joe C. Minor, Senior Vice President, has been promoted to Chief
Financial Officer for the Bank. Prior to joining NBT Bank in 1993, Minor, a CPA, owned a consulting firm which provided management services to the financial industry. He is also a former partner of an international accounting firm. Most recently, he held the title of Controller at the Bank.

John D. Roberts, Senior Vice President and Chief Trust Officer, will continue to manage the Trust Division. Additionally, James J. McAssey, III, Senior Vice President, will retain his responsibility for the Data Processing area of the bank and William R. Aitken, Senior Vice President, will remain in his role of Branch Administrator.

Deborah H. Allen, Senior Vice President, who currently heads Human Resources and Marketing will be given the additional responsibilities for Sales Administration and Strategic Planning. Reporting to Allen
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
will be Timothy R. Sulzman, Vice President, who has been named Sales Administrator for the Bank. Most recently, Sulzman was Sales Manager for NBT's Southern Tier locations. He joined NBT Bank in 1993, after 22 years with Marine Midland Bank as a Sales Manager in the Capital District area.

Allen will also assume the role of Regional Executive in the Clinton, Essex, and Franklin County region and will be responsible for the Bank's overall operations in that geographic area. Under her direction, local decision making will be expanded in the North Region. Specific to this appointment, Forsythe said, "Our goal in the North Country is to become a more autonomous institution for the Northern New York market. The NBT Banks in that region have a strong tradition of community responsiveness and service, which I believe Debbie Allen will be able to enhance."

In commenting on the changes, Forsythe noted, "The new management structure is designed to streamline the organization, helping us be even more responsive to the customer. The new team is committed to providing a community bank presence in each of our 31 towns and villages, and will lead NBT Bank in accordance with this philosophy.
A recent customer survey gave us high marks for customer service - our aim is to outperform this traditional level of service and to become the bank of choice for business and personal customers in our markets. We have exciting programs and products to launch in the next year to meet this goal, and I have every confidence that the new team is up to the challenge."

NBT Bank, NA is a nationally chartered independent commercial bank providing a wide range of banking and trust services throughout New York State. Located in 31 communities from the Canadian to the Pennsylvania border, the bank is headquartered in Norwich, NY.


				   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized, this 15th day of September, 1995.




				NBT BANCORP INC.



				 /s/ JOE C. MINOR
	    By: ____________________________________________________
				     Joe C. Minor
				 Assistant Treasurer
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